Exhibit 10.5

[FORM OF]

October 9, 2020

Mr. [_________]

[________________]

Dear Mr. [_______]:

This retention and award agreement (this “Agreement”) is entered into by [_________] (the “Executive”) and [___________________] (the “Company”) in connection the Agreement and Plan of Merger by and between the Company and Bridge Bancorp, Inc. ( “Bridge”), dated as of July 1, 2020 (the “Merger Agreement”), pursuant to which the Company will be merged with and into Bridge in a merger of equals transaction (the “Merger”).

1.	Effectiveness and Definitions

Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the employment agreement between Executive, Dime Community Bank (the “Bank”) and the Company (the “Employment Agreement”). This agreement shall be effective upon the effective time of the Merger (the “Effective Time”). If the Executive’s employment with the Company or Bridge, as the case may be, terminates for any reason before the Effective Time, this Agreement will automatically terminate and be of no further force or effect and neither of the parties will have any obligations hereunder. Except as specifically set forth in this Agreement or in another written agreement between the Executive and the Company or the Bank, no amount paid or due to Executive under this Agreement shall be deemed to be in lieu of other compensation to which Executive is entitled.

2.       Merger-Related Compensation.

(A)       Transaction Bonus. The Bank will pay the Executive a cash bonus of $[_______], in a single lump sum, less required tax withholding, on the first payroll following the Effective Date provided the Executive is employed by the Bank or Company on the Effective Date.

(B)       Retention Payment. The Company or the Bank shall pay the Executive a retention payment of $[_________], less required tax withholding. This payment will be in addition to (and not in lieu of) the Executive’s annual bonus. Of this amount, (i) $[_______] shall be paid in cash as a single lump sum on the one-year anniversary of the Effective Date, less required tax withholding (but in no event will this payment be later than March 15th of the calendar year following the year in which the one-year anniversary of the Effective Date occurs), provided that the Executive is employed by the Company or the Bank on the one-year anniversary of the Effective Date (except as set forth below), and (ii) $[________] shall be paid in the form of a restricted stock award, which shall be granted as of the Effective Date and which shall vest one hundred percent (100%) on the one-year anniversary of the Effective Date (e.g., there shall not be any pro-rata vesting) subject to Executive’s employment with the Company or the Bank through such one-year anniversary (except as set forth below) The terms of the restricted stock award shall be set forth in a grant award agreement and shall provide that the restricted stock shall be eligible for dividends on terms no less favorable than those provided under equity awards granted to Executive prior to the closing of the Merger (the “Closing”). Any unvested portion of the restricted stock shall become vested immediately and the cash payment set forth in Section 3(B)(i) of this Agreement shall be paid immediately in the event of a change in control (as such term is defined in the Employment Agreement) or a termination of Executive’s employment by the Company and/or the Bank without Cause, by Executive for Good Reason, or on account of Executive’s death or Disability.

Mr. [_________]
October 9, 2020

(C)       One-Time Equity Grant. As of the Effective Date, the Company shall make a restricted stock award grant to the Executive with a fair market value of $[________] as of the date of grant (the “One-Time Equity Grant”), the terms and conditions of which shall be set forth in a grant agreement, shall ensure that the restricted stock award qualifies as exempt from Section 409A of the Internal Revenue Code of 1986 (the “Code”), and shall include without limitation that (i) the restricted shares shall vest in three equal installments on the second, third and fourth annual anniversary the Effective Date provided the Executive is employed by the Bank or Company on each vesting date (but shall not be subject to any performance or other non-service conditions); and (ii) such restricted stock award shall be eligible for dividends on terms no less favorable than those provided under equity awards granted to Executive prior to the Closing.

(D)       For purposes of Sections 2(b) and 2(c), the number of restricted stock awards to be granted in accordance with such provisions shall be determined by dividing the restricted stock award value by the closing price of the Company’s common stock as of the date of grant as reported on The NASDAQ Stock Market, LLC and without regard to any after-hours trading. Nothing paid to Executive under any plan, program or arrangement referenced in this Section 2 shall be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

3.       Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles, except to the extent governed by federal law in which case federal law shall govern.

4.       Entire Agreement; Amendments

Except as expressly set forth herein, this Agreement, together with the Employment Agreement, contains the entire agreement between the parties with respect to the employment of Executive and the Company and Bank and supersedes any and all prior understandings, agreements or correspondence between the parties. This Agreement may not be altered, modified or amended except by written instrument signed by the parties.

Mr. [_________]
October 9, 2020

5.       Section 409A

The parties intend that the benefits and rights provided under this Agreement be exempt from or comply with Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intent and the requirements for avoiding taxes or penalties under Section 409A. If either party believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other parties and all parties shall negotiate reasonably and in good faith to amend or clarify the terms of such benefits and rights such that they do not violate Section 409A (with the intent and effect of avoiding any adverse economic effect for Executive). No party, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A. To the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment shall be made unless and until Executive incurs a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “separation” or like terms shall have the meaning set forth in Section 409A. For purposes of applying the provisions of Section 409A to this Agreement, each amount to be paid or benefit to be provided to Executive pursuant to this Agreement, and each individual installment in a series of payments, shall be construed as a separate identified payment for purposes of Section 409A.

6.       Miscellaneous

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision hereof, and this Agreement will be construed as if the invalid and unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto will survive such expiration or other termination to the extent necessary to carry out the intentions of the parties hereunder. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Signature Page Follows]

Mr. [_________]
October 9, 2020

       If this Agreement correctly describes our understanding, please execute and deliver a counterpart of this signature page, which will become a binding agreement on our receipt.

Sincerely,
[____________________]

By:
Duly Authorized Officer

[____________________]

By:
Duly Authorized Officer

Accepted and Agreed

I hereby agree with and accept the terms and conditions of this Agreement:

Name: [___________]
Date: October 9, 2020

[Signature Page to Retention and Award Agreement]